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                                                                    EXHIBIT 5.1


                                STOEL RIVES LLP
                              ___________________
                               A T T O R N E Y S

                           STANDARD INSURANCE CENTER
                        900 SW FIFTH AVENUE, SUITE 2300
                          PORTLAND, OREGON 97204-1268

                    Phone (503) 224-3380 Fax (503) 220-2480
                               TDD (503) 221-1045
                            Internet: www/stoel.com



                                  June 10, 1996

Board of Directors
Oregon Steel Mills, Inc.
1000 SW Broadway, Suite 2200
Portland, Oregon  97205

         We have acted as counsel for Oregon Steel Mills, Inc., a Delaware corporation, (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 6,900,000 shares of Common Stock, $0.01 par value per share, of the Company (the "Shares"), including 900,000 shares that are subject to an option granted to the underwriters solely to cover overallotments, if any. We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

         Based on the foregoing, it is our opinion that:

     (1) The Company is a corporation existing under the laws of the state of Delaware; and

     (2) The Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable.

         We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  STOEL RIVES LLP